Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-262893 and 333-267066) and on Forms S-8 (File Nos. 333-264526; 333-267815; 333-268390; 333-268777; and 333-268778) of Pineapple Energy Inc. and subsidiaries of our report dated April 14, 2023, relating to the consolidated financial statements which appears in this Form 10-K for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

Minneapolis, Minnesota

April 1, 2024